SCHEDULE 14A
                               (RULE 14A-101)

                          SCHEDULE 14A INFORMATION

 PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
 1934
                           (AMENDMENT NO.      )

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                        BIRMINGHAM STEEL CORPORATION
         ---------------------------------------------------------
              (Name of Registrant as specified in its charter)

                        ----------------------------
    (Name of person(s) filing proxy statement, if other than Registrant)

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Birmingham Steel Corporation          Contacts:  Roy Winnick/Roanne Kulakoff
                                                 Kekst and Company
                                                 212-521-4842 or 4837


                ALABAMA COURT DISMISSES UNITED GROUP LAWSUIT
                          AGAINST BIRMINGHAM STEEL


BIRMINGHAM, Ala. (November 8, 1999) - An Alabama court today dismissed the lawsuit recently filed against Birmingham Steel Corporation (NYSE: BIR) by the United Group, a dissident stockholder group led by the United Company, John Correnti and James Todd. In an order issued today, the Circuit Court of Jefferson County, Alabama dismissed the action brought by the United Group, stating that the complaint had no merit.

Robert A. Garvey, Chairman and Chief Executive of Birmingham Steel, said:
"The Court Order confirms what we said on October 15th when the United Group filed suit against us, which was that the dissidents' lawsuit was without merit. In our view, the United Group's lawsuit and its related legal and public relations manuevers were part of the dissidents' continuing efforts to spread fear, uncertainty and doubt among our stockholders in support of its attempt to take control of the Company. We are pleased that the Court has dismissed the United Group's lawsuit and thereby removed a potential obstacle to the timely and successful completion of our strategic restructuring."

On October 15th, in an apparent effort to undermine the Company's strategic restructuring plan, the United Group filed a complaint against the Company in Jefferson County Circuit Court requesting that the Court grant a temporary restraining order and preliminary injunction requiring that Birmingham Steel provide them with five business days' notice of the terms and conditions of any transaction the Company might enter into, prior to the Annual Meeting, that would bind the Company to sell its SBQ division.

Birmingham Steel operates in the mini-mill sector of the steel industry and conducts operations at facilities located across the United States. The common stock of Birmingham Steel is traded on the New York Stock Exchange under the symbol "BIR."

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